EXHIBIT 23.1

Consent of ParenteBeard LLC, Independent Registered Public Accounting Firm

Regarding:

Registration Statements, File No. 333-90348, No. 33-64294, and No. 333-117604

We consent to the incorporation by reference in the above listed Registration Statements of our reports dated March 15, 2010, with respect to the consolidated financial statements, and the effectiveness of Franklin Financial Services Corporation’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC
Harrisburg, Pennsylvania
March 15, 2010